November 19, 1996



The Board of Directors
Telco Communications Group, Inc.
4219 Lafayette Center Drive
Chantilly, Virginia 20151

     Re:  Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Telco Communications Group, Inc.., a Virginia corporation (the "Company"), with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission, covering the issuance and sale from time to time of 7,500,000 shares of Common Stock of the Company, no par value per share (the "Common Shares"), pursuant to the Company's Amended and Restated 1994 Stock Option Plan (the "Plan").

     As counsel to the Company, we have examined the Company's Restated Articles of Incorporation and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

     In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

     Based on the foregoing, and subject to the assumptions and qualifications stated herein, we are of the opinion that:

     1. The Common Shares being registered under the Registration Statement have been duly authorized by all necessary corporate action.

     2. The Common Shares, when issued, delivered and paid for in accordance with the terms of the Plan, as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the
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category of persons whose consent is required under Section 7 of the
Securities Act or the rules promulgated thereunder.

     This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                  Very truly yours,

                                  /s/ Swidler & Berlin, Chartered

                                  SWIDLER & BERLIN, CHARTERED